EXHIBIT 10.1

Confidential treatment requested

COLLABORATION AGREEMENT

This Agreement is entered into as of January 4, 2002, by and between:

•                                          SEATTLE GENETICS, INC., a Delaware corporation, having its principal place of business at 21823 30th Drive S.E., Bothell, Washington 98021

(hereinafter referred to as “SGI”)

and:

•                                          GENENCOR INTERNATIONAL, INC., a Delaware corporation, having its principal place of business at 925 Page Mill Road, Palo Alto, CA 94304-1013.

(hereinafter referred to as “GCOR”).

WHEREAS, SGI and GCOR entered into a Mutual Non-Disclosure Agreement dated December 19, 2000 pursuant to which the parties have been discussing a potential relationship relating to the use of enzymes for the activation of prodrugs;

WHEREAS, SGI has developed and/or acquired technology and intellectual property relating to its ADEPT platform, including a lead ADEPT molecule referred to as SGN-17/19, and GCOR has developed technology and intellectual property relating to its TEPT platform, and each intends to continue developing its platform through the collaboration envisioned by this Agreement;

WHEREAS, SGI and GCOR desire to enter into an agreement to exclusively collaborate in the field of targeted enzyme technologies in combination with prodrugs for the treatment of cancer;

WHEREAS, SGI and GCOR each have ongoing research and/or development activities relating to cancer therapies outside the field of the collaboration envisioned by this Agreement and intend that nothing contained in this Agreement will preclude such other activities;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE I — DEFINITIONS AND INTERPRETATION

1.1           Definitions:  For the purposes of this Agreement the following words and phrases shall have the following meanings:

“ADEPT” means SGI’s antibody-directed enzyme prodrug therapy platform covered by SGI ADEPT Patents and the SGI [***] Patents.

“Affiliate” means, with respect to a Party, any person, corporation or business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, a Party.  For the purpose of this definition, control shall mean the direct or indirect ownership of at least [***] of the voting interest or equity in such corporation or other business entity.

“Agreement” means this agreement, all amendments and supplements to this Agreement and all exhibits to this Agreement, including the following:

Exhibit A	-	SGI ADEPT Patents
Exhibit B	-	SGI [***] Patents
Exhibit C	-	GCOR TEPT Patents
Exhibit D	-	GCOR TE Patents
Exhibit E	-	GCOR Background Patents
Exhibit F	-	Work Plan
Exhibit G	-	The Stock Purchase Agreement

“Applicable Law” means the applicable laws, rules, and regulations, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time.

“BLA” means a Biologics License Application, as defined in the U.S. Federal Food, Drug, and Cosmetics Act, as amended, and the regulations promulgated thereunder, and any corresponding foreign or domestic marketing authorization application, registration or certification, necessary or reasonably useful to market a Product, but not including pricing and reimbursement approvals.

“[***]” means the [***].

“[***]” means the [***].

“[***]” means any of the [***] periods beginning [***] in any year.

“Collaboration” means all research, development, manufacture and commercialization activities conducted by or on behalf of the Parties in the Field according to the terms of this Agreement.

“Collaboration Product” means any Product other than a [***] Product or a [***] Product.

“Commercially Reasonable Efforts” means, with respect to the research, development, manufacture or commercialization of Products, efforts and resources commonly used in the biotechnology industry for  a product of similar commercial potential at a similar stage in its lifecycle, taking into consideration its safety and efficacy, its cost to develop, the competitiveness of alternative products, its proprietary position, the likelihood of regulatory approval, its profitability, and all other relevant factors.  Commercially Reasonable Efforts shall be determined on a market-by-market basis for each Product, as applicable.

“Control” means, with respect to any Information and Invention, Patent or other intellectual property right, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign, or grant a license, sublicense or other right to or under, such Information and Invention, Patent or right as provided for herein without violating the terms of any agreement with any Third Party.

“Development Decision” means a decision by the Steering Committee regarding whether a Development Program should be commenced for a Collaboration Product and/or whether a Collaboration Product should be advanced to the next stage of a Development Program such as for example, advancing a Collaboration Product from Phase I Clinical Trials to Phase II Clinical Trials or advancing a Collaboration Product to IND filing stage.

“Development Program” means any activities conducted by or on behalf of the Parties with respect to a Collaboration Product pursuant to a Development Decision, commencing upon identification of a [***] for such Collaboration Product, as determined by the Steering Committee, and ending upon First Commercial Sale of such Collaboration Product in a Major Country.  The Parties may also agree to initiate a Development Program for a Collaboration Product prior to the above by unanimous decision of the Steering Committee.

“Effective Date” means the date of this Agreement.

“Exploit” or “Exploitation” means to make, have made, import, use, sell, offer for sale, or otherwise dispose of, including all discovery, research, development, registration, modification, enhancement, improvement, manufacture, storage, formulation, exportation, transportation, distribution, promotion and marketing activities related thereto.

“FDA” means the United States Food and Drug Administration and any successor agency thereto or its equivalent in other countries or regulatory jurisdiction.

“Field” means the use of [***] for the treatment and diagnosis of cancer in humans.

“First Commercial Sale” means, in each country, the first commercial sale of a Product following, if required by law, Regulatory Approval and, when Regulatory Approval is not required by law, the first commercial sale in that country, in each case for use or consumption of such Product in such country by the general public; for avoidance of doubt, First Commercial Sale of a given Product cannot occur more than once in any particular country.

“GCOR Background Know-How” means all Information and Inventions in the Control of GCOR as of the Effective Date or at any time during the Term that [***] are deemed necessary or reasonably useful for the Collaboration or for the exercise of the GCOR Background Patents, including without limitation all Information and Inventions relating to [***], but excluding: (a) any [***]; and (b) any [***].

“GCOR Background Patents” means: (a) all Patents listed in Exhibit E to this Agreement; and (b) any other Patents in the Control of GCOR during the Term that are necessary or reasonably useful for the Collaboration or for the practice of the GCOR Background Know-How, but excluding: (a) any [***]; (b) any [***]; and (c) any [***].

“GCOR Background Technology” means GCOR Background Patents and GCOR Background Know-How.

“GCOR Expression Technology” means GCOR Background Technology relating to microbial production systems for the expression of proteins, peptides or antibodies.

“GCOR i-mune Technology” means GCOR Background Technology relating to its in vitro method used to determine allergenic epitope(s) in a protein.

“GCOR Patents” means GCOR Background Patents and GCOR TEPT Patents.

“GCOR Technology” means GCOR Background Technology and GCOR TEPT Technology.

“GCOR TE Patents” means (a) all Patents listed in Exhibit D to this Agreement; and (b) any other Patents in the Control of GCOR at any time that relate to TE.

“GCOR TEPT Know-How” means all Information and Inventions in the Control of GCOR or its Affiliates as of the Effective Date or at any time during the Term that: (a) relate to [***]; and (b) are necessary or reasonably useful for the Collaboration or for the exercise of the GCOR TEPT Patents.

“GCOR TEPT Patents” means: (a) all Patents listed in Exhibit C to this Agreement; and (b) any other Patents in the Control of GCOR during the Term that: (i) relate to [***]; and (ii) are necessary or reasonably useful for the Collaboration.

“GCOR TEPT Technology” means GCOR TEPT Patents and GCOR TEPT Know-How.

“Improvement” means any modification to an antibody, compound, product or technology or any discovery, device, process or formulation related to such antibody, compound, product or technology, whether or not patented or patentable, including any enhancement in the efficiency, operation, manufacture, ingredients, preparation, presentation, formulation, means of delivery, packaging or dosage of an antibody, compound, product or technology, any discovery or development of any new or expanded indications or applications for an antibody, compound, product or technology, or any discovery or development that improves the stability, safety or efficacy of an antibody, compound, product or technology.

“IND” means an investigational new drug application filed with the FDA for authorization to commence human clinical trials, and its equivalent in other countries or regulatory jurisdictions.

“Information and Inventions” means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulas, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, including high-throughput screening, gene expression, genomics, proteomics and other drug discovery and development technology, pre-clinical and clinical trial results, manufacturing procedures, test procedures and purification and isolation techniques, (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed, and all Improvements, whether to the foregoing or otherwise, and other discoveries, developments, inventions and other intellectual property (whether or not confidential, proprietary, patented or patentable).

“Joint Know-How” means all Information and Inventions made jointly by employees of SGI and GCOR under this Agreement, but excluding any Improvements to either Party’s Background Technology which shall remain the sole property of the Party contributing said Background Technology.

“Joint Patents” means any Patents jointly owned by the Parties that relate to Joint Know-How and cover the manufacture, use or sale of Products.

“Joint Technology” means Joint Patents and Joint Know-How, but excluding SGI Technology and GCOR Technology.

“Major Country” means any of [***].

“NDA” means a New Drug Application filed with the FDA and its equivalent in other countries or regulatory jurisdictions.

“Net Sales” shall mean [***] amounts [***] from or in connection with the sale or other disposition of Product [***]:[***]

In the event a Party or its Affiliates or Sublicensees sells or otherwise disposes of a Product in combination with other active ingredients or components which are not Products, Net Sales for purposes of royalty payments on the combination shall be calculated as follows:

In the event the Product is sold [***], the applicable royalty for such Product shall be determined by [***].

“Parties” means GCOR and SGI, and “Party” means either of them.

“Patents” means: (a) patents and patent applications; (b) any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like, and any provisional applications, of any such patents or patent applications; and (c) any foreign or international equivalent of any of the foregoing.

“Phase I Clinical Trial” means a clinical study in subjects to evaluate the pharmacokinetic and pharmacodynamic properties, maximum tolerated dose, dosing interval, and absorption, distribution, metabolism and excretion of a candidate drug.

“Phase II Clinical Trial” means a controlled dose clinical trial to evaluate the efficacy and safety of a candidate drug in the targeted patient population and to define the optimal dosing regimen.

“Phase III Clinical Trial” means a controlled, pivotal, multi-center clinical trial, involving patients with the disease or condition of interest to obtain sufficient efficacy and safety data to support regulatory submission of a BLA or NDA and labeling of a candidate drug.

“Product” means any targeted enzyme plus prodrug combination product(s) developed pursuant to the Collaboration.

“Product Trademarks” means the Trademarks developed for the Products by the Steering Committee and owned jointly be the Parties, all packaging designs and other trade dress used in connection with the Products and such other Trademarks relating thereto and any registrations thereof or any pending applications relating thereto.

“Regulatory Approval” means final regulatory approval (including, where applicable, pricing approval in the event that actual sales do not take place before such approval) required to market a Product for a disease or condition in accordance with the applicable laws and regulations of a given country.  In the United States, its territories and possessions, Regulatory Approval means approval of a BLA or its equivalent by the FDA.

“Regulatory Authority” means any applicable government entities regulating or otherwise exercising authority with respect to the Exploitation of the Products.

“Regulatory Documentation” means all applications, registrations, licenses, authorizations and approvals (including all Regulatory Approvals), all correspondence submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority), all supporting documents and all clinical studies and tests, relating to any Product, and all data contained in any of the foregoing, including all regulatory drug lists, advertising and promotion documents, adverse event files and complaint files.

“Research Program” means the research program conducted pursuant to Section 3.2.

“Royalty Term” means, on a Product-by-Product and country-by-country basis, the period of time equal to the longer of: (a) [***] from the date of First Commercial Sale of the Product in such country; or (b) the expiration of the last to expire of the Valid Patent Claims necessary for the manufacture, use or sale of a Product in such country.

“SGI ADEPT Know-How” means all Information and Inventions in the Control of SGI as of the Effective Date or at any time during the Term that: (a) relate to SGN-17/19 or ADEPT; and (b) are necessary or reasonably useful for the Collaboration or for the exercise of the SGI ADEPT Patents or SGI [***] Patents.

“SGI ADEPT Patents” means: (a) all Patents listed in Exhibit A to this Agreement; and (b) any other Patents in the Control of SGI during the Term that: (i) relate to SGN-17/19 or ADEPT; and (ii) are necessary or reasonably useful for the Collaboration.

“SGI ADEPT Technology” means SGI ADEPT Patents, SGI [***] Patents and SGI ADEPT Know-How.

“SGI Background Know-How” means all Information and Inventions in the Control of SGI as of the Effective Date or at any time during the Term that [***] are deemed necessary or reasonably useful for the Collaboration or for the exercise of the SGI Background Patents, but excluding: (a) any [***]; and (b) any [***].

“SGI Background Patents” means any Patents in the Control of SGI during the Term that are necessary or reasonably useful for the Collaboration or for the practice of the SGI Background Know-How, but excluding: (a) any [***]; (b) [***]; and (c) any [***].

“SGI Background Technology” means SGI Background Patents and SGI Background Know-How.

“SGI [***] Patents” means [***] and all Patents relating thereto [***] to SGI pursuant to the [***] and all other Patents listed on Exhibit B.

“SGI Patents” means SGI Background Patents, SGI ADEPT Patents and SGI [***] Patents.

“SGI Technology” means the SGI Background Technology and the SGI ADEPT Technology.

“SGN-17” means SGI’s proprietary protein containing monoclonal antibody and enzyme components that incorporates the binding site of the monoclonal antibody L49 and the enzyme β-lactamase, as well as [***].

“SGN-19” means SGI’s proprietary form of the chemotherapeutic prodrug melphanan that has been inactivated through the addition of a chemical group that can be removed by the enzyme β-lactamase.

“SGN-17/19” means a combination of SGN-17 and SGN-19.

“Stock Purchase Agreement” means the Common Stock Purchase Agreement of even date herewith by and between SGI and GCOR attached hereto as Exhibit G.

“Sublicensee” means any person acting pursuant to a permitted sublicense granted to it by the Parties pursuant to Section 6.4 or Section 15.6.3(c) and the other terms and conditions of this Agreement.

“Technology” means SGI Technology, the GCOR Technology and/or the Joint Technology, as applicable.

“TE” means GCOR’s [***] and covered in GCOR TE Patent(s).

“TEPT” means GCOR’s targeted enzyme prodrug therapy platform covered by GCOR TEPT Patents expressly [***].

“Term” means the Initial Term and any Renewal Term(s).

“Therapeutics Field” shall mean the use of [***] for the treatment and diagnosis of diseases in humans.

“Third-Party” means any person or entity other than GCOR, SGI and their respective Affiliates.

“Trademark” means any word, name, symbol, color, designation or device or any combination thereof, including any trademark, trade dress, service mark, service name, brand mark, trade name, brand name, logo or business symbol.

“Valid Patent Claim” means a claim of an issued and unexpired patent included in SGI Patents, GCOR Patents or Joint Patents which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

“Work Plan” means the plan developed by the Parties and attached hereto in draft form setting forth the roles, responsibilities, timelines and deliverables for each of the Parties during the Collaboration, which, when finalized and approved by the Steering Committee no later than ninety (90) days from the Effective Date, shall be attached to this Agreement as Exhibit F, including any amendments or modifications made by agreement of the Steering Committee.

1.2           Terms Defined Elsewhere in this Agreement.  In addition to the foregoing definitions, the following terms are defined in the applicable Sections of this Agreement:

Defined Term	Section

“[***]”	15.6.3	(a)
“[***]”	15.6.3	(e)
“Collective Opinion of Counsel”	13.3
“[***] Party”	7.2
“Confidential Information”	9.1
“[***] Product”	7.4
“Indemnified Party”	16.3.1
“Indemnification Claim Notice”	16.3.1
“Indemnitee” and “Indemnitiees”	16.3.1
“Infringement Suit”	13.4.2
“Initial Term”	15.1
“Losses”	16.1
“[***]”	7.1
“[***] Notice”	7.1
“[***] Party”	7.1
“Project Plan”	3.5	(a)
“Project Budget”	3.5	(b)
“Publication”	9.5
“Renewal Term”	15.1
“Reporting Party”	4.5.2
“Royalty Reports”	4.5.1
“Steering Committee”	2.1
“[***]”	15.6.3	(b)
“Third Party Claim”	16.3.2
“[***] Product”	7.2
“Withholding Taxes”	5.3
“Working Teams”	3.1	(c)

1.3           Certain Rules of Interpretation in this Agreement and the Schedules.

(a)           Unless otherwise specified, all references to monetary amounts are to United States of America currency (U.S. Dollars);

(b)           The descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections;

(c)           The use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits;

(d)           The words “include” and “including” have the inclusive meaning frequently identified with the phrases “without limitation” and “but not limited to”;

(e)           Subject to Article 17, whenever a provision of this Agreement requires an approval or consent by a Party to this Agreement and notification of such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose approval or consent is required shall be conclusively deemed to have withheld its approval or consent;

(f)            Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next business day following if the last day of the period is not a business day in the jurisdiction of the Party to make such payment or do such act; and

(g)           Whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a business day, such payment shall be made or action taken on the next business day following such day to make such payment or do such act.

ARTICLE 2 — STEERING COMMITTEE

2.1           Formation of Steering Committee.  Within [***] of the Effective Date, the Parties shall establish a joint committee (the “Steering Committee”) to make certain decisions regarding the Collaboration.  The Steering Committee will be composed of [***] representatives of each Party, who shall be appointed (and may be replaced at any time) by such Party on written notice to the other in accordance with this Agreement.  Such representatives shall possess the requisite experience and seniority to enable them to make decisions on behalf of the Parties with respect to the Collaboration.  Development Decisions, and such other decisions as expressly set forth herein, shall be subject to approval of the Parties.

2.2           Responsibilities of the Steering Committee.  The Steering Committee will be responsible for, among other things:

(a)           determining the overall strategy for the Collaboration in the manner contemplated by this Agreement;

(b)           within [***] of the Effective Date, formulating a final Work Plan, which shall be attached to this Agreement as Exhibit F and may be amended from time to time by the Steering Committee;

(c)           preparing a Project Plan and Project Budget for each Collaboration Product;

(d)           coordinating, expediting, overseeing and controlling all development of Collaboration Products in the Field, including pre-clinical research, clinical research, manufacturing, regulatory filings and post approval development studies;

(e)           monitoring, reviewing and directing the commercialization of Collaboration Products within the Field, including developing annual marketing and sales budgets, annual forecasts or sales and production requirements, an annual marketing plan, product positioning, creative campaign strategies, pricing and managed care contract strategies;

(f)            evaluating additional technologies that may be necessary or beneficial to the Collaboration and recommending the acquisition or in-licensing of these technologies;

(g)           addressing, financial issues which arise in connection with the Collaboration in the areas of accounting, cost allocation, budgeting and financial reporting

(h)           settling disputes or disagreements between the Parties regarding the Collaboration ; and

(i)            performing such other functions as appropriate to further the purposes of this Agreement.

2.3.          Steering Committee Decision-Making.  The Steering Committee will make decisions related to the matters set forth above and such day-to-day matters as necessary to progress the Collaboration.  Development Decisions and other decisions deemed extraordinary by a majority of the Steering Committee shall be made by mutual agreement of the Parties within [***] of the Steering Committee presenting such extraordinary matters to the Parties.  All decisions of the Steering Committee will be based on a [***] vote of the total number of members of the Steering Committee, regardless of the number of members actually in attendance at a meeting; provided that no decision may be made at any Steering Committee meeting unless there is at least one (1) representative from each Party in attendance at such meeting.  The Steering Committee will have an appointed Chairperson who shall hold such position for [***].  The Chairperson shall preside over meetings of the Steering Committee and shall perform such other duties as shall be assigned to him or her from time to time by the Steering Committee.  The Chairperson will alternate between SGI and GCOR with the first Chairperson being a GCOR representative.  Any member of the Steering Committee may designate a substitute to attend and perform the functions of that member (including voting) at any meeting of the Steering Committee.  The Steering Committee will meet, either in person or by teleconference, at least [***], or more frequently upon [***] agreement of the members of the Steering Committee.  Face-to-face meetings, unless otherwise agreed, will alternate between Bothell and Palo Alto.  The Steering Committee may also act by written consent of [***] of the members of the Steering Committee.

2.4.          Progress Reports.  Within [***] after the end of each [***] during which research, development or commercialization activities with respect to Collaboration Products are performed by or on behalf of the Parties, each Party shall provide to the other Party through the Steering Committee a written progress report, which shall (a) describe such activities and any other work relating to the Collaboration Products that it has performed, or caused to be performed, during such [***], (b) evaluate the work performed in relation to the goals of the Work Plan and any existing Project Plans and Project Budgets, and (c) provide such other information as may be required by the Work Plan, Project Plan or Project Budget or reasonably requested by the other Party relating to such activities.

2.5.          Dispute Resolution.  Any dispute that may arise relating to the terms of this Agreement or the activities of the Parties hereunder shall be brought to the attention of the

Steering Committee, which shall attempt in good faith to achieve a resolution.  Either Party may convene a special meeting of the Steering Committee for the purpose of resolving disputes.  If the Steering Committee is unable to resolve such a dispute within [***] of the first presentation of such dispute to the Steering Committee, such dispute shall be resolved in accordance with the dispute resolution procedures set forth in Section 22.3.

ARTICLE 3 —  CONDUCT OF THE COLLABORATION

3.1           General Responsibilities of the Parties.  Subject to each Party’s internal decisions regarding allocation of its resources, the general responsibilities of the Parties under the Collaboration are intended to be as follows:

(a)           SGI Responsibilities.  SGI will use Commercially Reasonable Efforts to: (i) perform [***] to determine [***]; (ii) perform [***] on all [***] provided by either Party; and (iii) identify and research potential [***] and/or [***] other than [***], including those that do not relate to [***], for development consideration.  Assays will include [***] experiments comparing [***] with [***]. Once [***], SGI will use Commercially Reasonable Efforts to perform [***], using [***] of [***], to assess [***] for consideration to include in a [***]. Prior to [***], SGI will be responsible for the [***] of [***] for use in combination with [***].

(b)           GCOR Responsibilities.  GCOR will use Commercially Reasonable Efforts to: (i) perform analysis of the [***] using [***]; (ii) determine [***] with the objective of [***] of [***] in humans; (iii) introduce [***] into the [***]; (iv) test [***] using [***] to identify those with [***] to [***]; (v) produce [***] of [***] for each of the best [***] for delivery to SGI for testing in [***]; and (vi) identify and research potential [***] (excluding [***] components thereof) for development consideration.  In the event [***] described above are not successful, GCOR will, at its discretion, attempt to provide other [***], either new, or through [***] of [***] provided by SGI, for SGI to test and for the Steering Committee to consider for further development.  Additionally, GCOR will attempt to develop a process for [***], or a [***], but [***] form of [***], or other [***] mutually agreed upon, at a level of [***] determined by the Steering Committee.

(c)           Reallocation of Responsibilities.  Responsibilities set forth in Sections 3.1(a) and (b) reflect the Parties’ skills and interests as of the Effective Date, which skills and interests may evolve during the Term, at which time responsibilities may be reallocated [***].

(d)           Cooperation.  In order to advance the Collaboration SGI and GCOR personnel working on the Collaboration including research, development, pre-clinical and clinical personnel as appropriate (“Working Teams”) will periodically and at least [***] exchange information and results relating to their efforts on behalf of the Collaboration.  This exchange will be done primarily through telephonic conference calls, but may also include face-to-face meetings, site visits or other methods as deemed appropriate by the Steering Committee.

(e)           Intent.  During the term of the Agreement, the Parties intend that each will contribute sufficient resources to the Collaboration to identify and present Collaboration Products to the Steering Committee for consideration in a Development Program.

3.2.          Scope of the Research Program.   The initial scope of the Research Program shall comprise research efforts relating to [***].  At the discretion of the Steering Committee, the Research Program may be expanded to include research efforts relating to other SGI Technology or GCOR Technology, such as other [***] within the Field.  Absent agreement to the contrary, nothing contained in this Agreement shall obligate either SGI or GCOR to provide to the other or to the Collaboration novel cancer targets regardless of whether they might be useful within the Field.

3.3.          Conduct of Research Program.  Under the direction and supervision of the Steering Committee, the Parties shall use Commercially Reasonable Efforts to conduct their respective research and development activities in accordance with this Agreement.  All research work performed by GCOR and SGI pursuant hereto shall be performed in a good scientific manner and in compliance with all applicable laws.

3.4           Research Program Expenses. [***] costs incurred with respect to any Collaboration Product [***] (“Research Costs”).

3.5           Development Program.  The Steering Committee shall determine whether to advance each Collaboration Product to a Development Program as set forth in Article 2.  Upon such advancement, the following terms shall apply:

(a)           Project Plans and Project Budgets.  The Steering Committee shall develop and implement a project plan (each a “Project Plan”) and project budget (each a “Project Budget”) for the research, development, manufacture and commercialization of each Collaboration Product that has entered a Development Program.  It is understood that the components of each Project Plan and Project Budget will evolve as the applicable Collaboration Product moves through the development, manufacture and commercialization life cycle.

(b)           Development Costs.  The Parties shall [***] expenses incurred in connection with any Collaboration Products that [***], including without limitation costs associated with [***] and [***] (collectively, “Development Costs”); provided, however, that such costs or expenses may not exceed (or be projected to exceed) the amounts set forth in the relevant Project Budget with respect to such Collaboration Product by more than [***] in any [***] without the approval of the Steering Committee (“Authorized Development Costs”).  For the purposes of calculating development costs, each employee of either Party working on a Development Program shall be valued at [***] per FTE per year increasing at a rate of [***] per [***] starting on the [***] of the Effective Date.  Within [***] after the end of each [***], each Party shall furnish the Steering Committee with: (a) a statement detailing the Development Costs actually incurred by or on behalf of such Party during such [***]; and (b) a comparison of the actual Development Costs with the projections set forth in the Project Budget.  Within [***] after the end of each [***], the Parties shall make any necessary re-balancing payments to each another so that [***] shall bear [***] of the total Authorized Development Costs for such [***].

(c)           SGN-17/19.  The Parties intend that promptly after the Effective Date, SGN-17/19 will be [***].  Accordingly, [***] associated with the [***] of [***], as specified in the Project Budget will be [***].

3.6           Resourcing Development Activities.  With respect to any Development Program activities that can be outsourced, including but not limited to activities such as toxicology studies, clinical and commercial supplies of Collaboration Products in a Development Program, and clinical development activities, the Steering Committee may solicit bids from Third Parties.  Each Party shall have the right to submit a bid on such terms, as it desires.   The Steering Committee shall use its best efforts to enter into appropriate agreement(s) with the Third Party that is best able to meet the Parties’ requirements, taking into consideration such factors as price, quality, capacity, quantity, reliability and reputation.  In the event the Steering Committee selects a Party to provide such development activities pursuant to this Section 3.6, the price and other terms and conditions of such services shall be based on arm’s length negotiations with the Steering Committee.

3.7           Marketing and Sales Responsibilities.  The Parties may out license Collaboration Products in a Development Program; however, if the Parties decide to further develop and commercialize a Collaboration Product already in a Development Program, the Parties shall negotiate and conclude a marketing and sales agreement or such other agreement as deemed appropriate and necessary to complement the terms set forth in this Collaboration Agreement promptly after such decision, setting forth the Parties rights and obligations, cost sharing, profit sharing and such other matters as deemed necessary and appropriate.

ARTICLE 4 — FINANCIAL TERMS

4.1           Equity Purchase.  GCOR shall purchase Three Million U.S. Dollars ($3,000,000) of common stock of SGI on the terms set forth in the Stock Purchase Agreement.

4.2           Milestone Payments.  The Parties shall make the following payments to each other within [***] of the first occurrence of each event set forth below:

(a)           SGI will make a payment of U.S. [***] to GCOR upon the [***] by GCOR to SGI of either:

(i)            a [***] having all of the following [***] traits: (1) [***] or a mutually agreed upon [***] with a [***]; (2) [***] to other [***] comparable to or less than [***]; (3) [***] of [***] to [***] of at least [***] of [***]; and (4) [***] comprising [***] in the [***] (the [***] to be agreed to by the Steering Committee) that result in a decrease of the [***] of the [***] to less than [***] relative to the [***] of [***]; or

(ii)           a [***] that is not a [***] with an [***] or [***] having traits [***] specified in Section 4.2(a)(i) above and [***] based on [***] over time) [***] to [***] when both are combined with [***].

(b)           GCOR shall make a payment of U.S. [***] to SGI upon [***].

(c)           SGI shall make a payment of U.S. [***] to GCOR upon the earlier of: (i) the [***] of the first [***] that [***]; or (ii) completion of the [***] that [***] if [***] by the Steering Committee for reasons other than [***].

(d)           GCOR shall make a payment of U.S. [***] to SGI on the [***] anniversary of the Effective Date.

(e)           If the Steering Committee is [***] on the [***] anniversary of the Effective Date, GCOR shall make a payment of U.S. [***] to SGI.

4.3           Royalties.

4.3.1        Royalties Payable by SGI.  During the Royalty Term, SGI shall pay royalties to GCOR on Net Sales of [***] Products for which [***] has [***] pursuant to Section 7.1, determined on a [***] Product-by-[***] Product basis, as follows:

For [***] Products Incorporating:	Rate1		Rate 2
[***]	[***]	%	[***]	%
[***]	[***]	%	[***]	%
[***]	[***]	%	[***]	%

Rate 1 shall apply if [***] with respect to such [***] Product prior to completing the [***] of the first [***] in a [***] for such [***] Product.  Rate 2 shall apply if [***] with respect to such [***] Product after completing the [***] of the first [***] in a [***] for such [***] Product.

If a [***] Product incorporates [***], the royalties payable by SGI shall be [***].  For purposes of illustration, if a [***] Product incorporates [***], SGI shall pay royalties to GCOR on Net Sales of such [***] Product at the rate of [***] above.

4.3.2.       Royalties Payable by GCOR.  During the Royalty Term, GCOR shall pay royalties to SGI on Net Sales of [***] Products for which [***] pursuant to Section 7.1, determined on a [***] Product-by-[***] Product basis, as follows:

For [***] Products Incorporating:	Rate 1		Rate 2
[***]	[***]	%	[***]	%

Rate 1 shall apply if [***] with respect to such [***] Product prior to completing the [***] of the first [***] in a [***] for such [***] Product.  Rate 2 shall apply if [***] with respect to such [***] Product after completing the [***] of the first [***] in a [***] for such [***] Product.

4.4           Third-Party Obligations.

4.4.1        Collaboration Products.  The Parties shall [***] any royalties, milestones or other payments owed to Third Parties based on a decision made by the Steering Committee on account of Exploitation of Collaboration Products.

4.4.2        [***] Products.  The [***] Party electing to [***] a [***] Product shall be responsible for [***] of such [***] Product arising under the [***] or arising after the Effective Date based on a decision made by the Steering Committee.  The [***] Party shall remain responsible for [***] of such [***] Product based on agreements existing prior to the Effective Date and to which the [***] Party was a party excluding the [***].

4.5           Royalty Reports.

4.5.1        Reports.  During the Royalty Term, any Party commercializing a [***] Product subject to royalty payments pursuant to Section 4.3 shall provide to the other Party, with respect to each [***], a written report showing on a consolidated basis in reasonably specific detail and [***], (a) the gross sales of [***] Products sold by such Party and its Affiliates during the corresponding [***] and the calculation of Net Sales from such gross sales; (b) the royalties payable in U.S. dollars, if any, which shall have accrued hereunder based upon Net Sales of [***] Products; (c) the withholding taxes, if any, required by law to be deducted in respect of such royalties; (d) the dates of the First Commercial Sale of each [***] Product in each country if it has occurred during the corresponding [***]; and (e) the exchange rates (as determined pursuant to Section 5.2 herein) used in determining the royalty amount expressed in U.S. dollars (collectively, “Royalty Reports”).

4.5.2        Submission of Reports and Payment. The Party making such Royalty Reports (the “Reporting Party”) shall include in each permitted sublicense granted by it pursuant to this Agreement a provision requiring its Sublicensees to make Royalty Reports to the other Party consistent with Section 4.5.1.    Royalty Reports and payment shall be due on the [***] day following the close of each [***].  Subject to Section 5.4, the Reporting Party shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

ARTICLE 5 — PAYMENTS TERMS; RECORDS; AUDITS

5.1           Payment Method.  All amounts due by one Party hereunder shall be paid in U.S. dollars by wire transfer in immediately available funds to an account designated by the receiving Party.  Any payments or portions thereof due hereunder which are not paid within [***] of  the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of the [***], on the first day of each [***] in which such payments are overdue, plus [***]

percent ([***]%), or the maximum rate permitted by law, calculated on the number of days such payment is delinquent, compounded monthly.

5.2           Currency; Foreign Payments.  If any currency conversion shall be required in connection with any payment hereunder, such conversion shall be made by using the exchange rate for the purchase of U.S. dollars as published in [***] on the last business day of the [***] to which such payments relate.

5.3           Taxes.  A Party may deduct from any amounts it is required to pay pursuant to this Agreement an amount equal to that withheld for or due on account of any taxes (other than taxes imposed on or measured by net income) or similar governmental charge imposed by a jurisdiction other than the United States (“Withholding Taxes”).  At the receiving Party’s request, the paying Party shall provide the receiving Party a certificate evidencing payment of any Withholding Taxes hereunder and shall reasonably assist the receiving Party, at the receiving Party’s expense, to obtain the benefit of any applicable tax treaty.

5.4           Records Retention; Audit.

5.4.1        Record Retention.  Each Party shall maintain (and shall ensure that its Affiliates and Sublicensees shall maintain) complete and accurate books, records and accounts that fairly reflect their respective: (a) Development Costs reimbursable or otherwise shared by the Parties hereunder and (b) royalties payable hereunder by one Party to the other Party with respect to [***] Products in each case in sufficient detail to confirm the accuracy of any payments required hereunder and in accordance with generally accepted accounting principles, which books, records and accounts shall be retained by such party [***] after the end of the period to which such books, records and accounts pertain.

5.4.2        Audit.  Each Party shall have the right to have an independent certified public accounting firm of nationally recognized standing, reasonably acceptable to the audited Party, to have access during normal business hours, and upon reasonable prior written notice, to such of the records of the other Party (and its Affiliates and Sublicensees) as may be reasonably necessary to verify the accuracy of such Development Costs and royalties, as applicable, for any [***] ending not more than [***] prior to the date of such request; provided, however, that neither Party shall have the right to conduct more than one such audit in any [***] period.  The accounting firm shall only disclose to each Party whether such Development Costs or royalties, as applicable, are correct or incorrect and the specific details concerning any discrepancies.  No other information shall be provided to the requesting Party.  The requesting Party shall bear the cost of such audit unless the audit reveals a variance of more than [***] percent ([***]%) from the reported results, in which case the audited Party shall bear the cost of the audit.  The results of such accounting firm shall be final, absent manifest error.

5.4.3        Payment of Additional Amounts.  If, based on the results of such audit, additional payments are owed by a Party under this Agreement, such Party shall make such additional payments, with interest from the date originally due at the rate of [***] percent ([***]%) per month, within [***] after the date on which such accounting firm’s written report is delivered to such Party.

5.4.4        Confidentiality.  The auditing Party shall treat all information subject to review under this Section 5.4 in accordance with the confidentiality provisions of Article 9 and shall cause its accounting firm to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such firm to maintain all such financial information in confidence pursuant to such confidentiality agreement.

5.5           Sales by Affiliates and Sublicensees.  Each Party shall include in each permitted sublicense granted by it pursuant to the Agreement a provision requiring its Affiliates and Sublicensees to make reports to the other Party, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by the other Party’s independent accountant to the same extent required with respect to such Party’s records under this Agreement.

ARTICLE 6 — LICENSES

6.1           [***] Licenses.

6.1.1        By SGI.  Subject to the terms and conditions of this Agreement, SGI hereby grants to GCOR and its Affiliates a [***], license or sub-license under the SGI ADEPT Patents  and Joint Technology, with the limited right to sublicense as permitted in Section 6.4, solely to Exploit Products within the Field.

6.1.2        By GCOR.  Subject to the terms and conditions of this Agreement, GCOR hereby grants to SGI and its Affiliates a [***], license under the GCOR TEPT Patents and Joint Technology, with a limited right to sublicense as permitted in Section 6.4, solely to Exploit Products within the Field.

6.2           [***] Licenses.

6.2.1        By SGI.  Subject to the terms and conditions of this Agreement, SGI hereby grants to GCOR and its Affiliates a [***], license or sub-license under the (a) SGI Background Technology; and (b) SGI ADEPT Know-How; with the limited right to further sublicense as permitted in Section 6.4, solely to Exploit Products within the Field.  SGI hereby grants to GCOR and its Affiliates a [***] sublicense under the SGI [***] Patents with the limited right to sublicense as permitted in Section 6.4, solely to Exploit Products in the Field.

6.2.2        By GCOR.  Subject to the terms and conditions of this Agreement, GCOR hereby grants to SGI and its Affiliates a [***], license under the (a) GCOR Background Technology; and (b) GCOR TEPT Know-How; with a limited right to sublicense as permitted in Section 6.4, solely to Exploit Products within the Field.

6.3           [***] Product Licenses.  If one Party [***] with respect to a particular [***] Product pursuant to Article 7, the [***] Party shall thereupon be automatically deemed to have granted to the [***] Party a [***] to the extent [***], license under such Party’s Technology, with the right to sublicense, to Exploit the particular [***] Product within the Field.

6.4           Rights to Sublicense.  Neither Party may further sublicense the rights granted to it pursuant to Section 6.1 and 6.2 except as follows:  (a) the [***] Party may sublicense the rights granted to it pursuant to Section 6.1 or 6.2 to a Sublicensee solely to Exploit a [***] Product in the Field; and (b) either Party may sublicense to a Third Party under its interest in Joint Technology solely for the Exploitation of products [***].  No approval shall be required for sublicensing conducted by the Parties under this Section 6.4; provided that the Party granting such sublicense shall forward to the other Party a fully executed copy of such sublicense agreement or amendment thereof (either of which may be redacted to remove confidential information) within [***] of execution of such sublicense agreement or amendment.  Neither party may grant any rights under the Joint Technology to any Third Party [***] that would restrict the other Party’s use of the Joint Technology, except by mutual agreement of the Parties.

6.5           Third Party Licenses.  Each Party shall be free to license its respective Background Technology to Third Parties within or outside the Field without notice or approval.  Only by decision of the Steering Committee, as approved by the Parties, may licenses or sublicenses to SGI ADEPT Technology, GCOR TEPT Technology and Joint Technology be granted to Third Parties for Exploitation of Products within the Field.

6.6           [***].  All licenses granted by SGI to GCOR herein are subject to the terms and conditions of the [***], including the [***].  GCOR and its Sublicensees agree to comply with the following sections of the [***], and any amendments thereto upon written disclosure thereof to GCOR, as if GCOR were a party to the [***]: Sections [***].  The Parties agree that [***] is a [***] to this Agreement with respect to SGI Technology that includes technology [***].  SGI hereby agrees that it will not amend or otherwise modify the [***] in any manner that negatively impacts GCOR’s rights or obligations hereunder without the prior written consent of GCOR.  If [***] under the [***] to [***], SGI agrees to [***].  SGI will provide GCOR notice of any other amendment or modification to the [***] including a copy thereof within [***] of execution of such amendment; provided that SGI may redact such amendment to remove confidential information that is not related to GCOR’s rights or obligations.

6.7           Restriction on Use.  Notwithstanding anything to the contrary in this Agreement, GCOR shall not have any right to [***].

ARTICLE 7 — [***] DEVELOPMENT AND COMMERCIALIZATION

7.1           [***] by a Party.  Each Party (the “[***] Party”) shall have the right, on [***] written notice to the other (an “[***] Notice”), to [***] at any time; provided that such Party shall be responsible for all [***] that the Steering Committee has approved in the applicable [***] for the [***] following the date that the other Party receives such Party’s [***] Notice to the extent such [***].

7.2           Rights and Obligations of Parties with Respect To [***] Products.  Upon receipt by a Party of an [***] Notice with respect to a [***], the receiving Party shall have the right on written notice to the [***] Party within [***] following receipt of the [***] Notice, to proceed [***] (the “[***] Party”) with the [***] of such Product (each, a “[***] Product”)], subject to [***].  The [***] Party shall have: (a) [***] to [***] any additional efforts in respect of such [***] Product except as set forth in Section 7.1; (b) [***] regarding such [***] in respect of such [***] Product; and (c) [***] to [***] of such [***] Product.  In the event that neither Party elects to [***], or the [***] Party subsequently [***] of a [***] Compound such [***] or such [***] Product shall become a [***] Product and the rights and obligations of the Parties with respect thereto shall thereafter be governed by Section 7.4.

7.3           Diligence of [***] Party.  A [***] Party shall use Commercially Reasonable Efforts to develop and commercialize a [***] Product.  The [***] Party will provide to the [***] Party a written report overviewing the continued development and commercialization activities of the [***] Product upon request and no more than [***].  Failure to [***] the [***] Compound over a [***] period shall result in the [***] Compound becoming a [***] Product.

7.4           Third-Party Research, Development and Commercialization of [***] Products.  At the discretion of the Steering Committee, the Parties shall have the right, at any time with respect to a [***] Product or [***] Product, to license to Third Parties rights with respect to the research, development, manufacture or commercialization of such [***] Product or [***] Product on such terms and conditions as the Parties may mutually agree; provided that any disputes between the Parties as to whether or not to grant such a license shall not be subject to any Third Party dispute resolution mechanism.

7.5           [***] Products.  If the Parties [***] of a particular [***] Product [***], and the Parties have not [***] to such [***] Product to a Third Party pursuant to Section 7.3 that would be inconsistent therewith, (each, a “[***] Product”) either Party shall have the right at any time to [***] such [***] Product to the [***] to discuss whether to [***] of such [[***] Product.  The initiating Party shall specify the reasons for proposing to [***].  If, within [***] after the receipt of such notice, the other Party fails to notify the interested Party in writing that it wishes to [***] of such [***] Product, then the interested Party shall have the right to [***] of such [***] Product as a [***] Product pursuant to Sections 7.1 and 7.2.

ARTICLE 8 — DISCLOSURE OF INFORMATION

8.1           Exchange of Know-How.  During the Term, each Party will, and will cause its Affiliates and Sublicensees, as applicable, to, without additional compensation and at such Party’s sole expense, disclose and make available to the other Party, in whatever form each such other Party may reasonably request, all Regulatory Documentation, all of its Background and Co-Exclusive Know-How, all Joint Know-How and any other Information and Inventions reasonably necessary for the Exploitation of any Collaboration Product in a Development Program.

8.2           Cooperation.  With respect to the research, development, commercialization or other Exploitation of the Collaboration Products, each Party, shall cooperate with any and all reasonable requests for assistance from the other Party, including by making its employees, consultants and other scientific staff available upon reasonable notice during normal business hours at their respective places of employment to consult with such other Party, as applicable, on issues arising during such research, development, commercialization or Exploitation.

8.3           Regulatory Records.  With respect to the subject matter of this Agreement, each Party shall maintain, or cause to be maintained, records of its respective research, development, manufacturing and commercialization activities, including all Regulatory Documentation, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of such activities, and which shall be retained during the term of this Agreement and for a period of [***] thereafter, or for such longer period as may be required by Applicable Law.

ARTICLE 9 — CONFIDENTIALITY

9.1           Non-Disclosure Obligations.  Except as otherwise provided in this Article 9, during the Term and for a period of [***] thereafter, each Party shall maintain in confidence, and use only for purposes as expressly authorized and contemplated by this Agreement, all confidential or proprietary information, data, documents or other materials supplied by the other Party under this Agreement and marked or otherwise identified as “Confidential”, including all SGI Technology and GCOR Technology.  For purposes of this Agreement, information and data described above shall be hereinafter referred to as “Confidential Information”.  Each Party shall use at least the same standard of care as it uses to protect its own Confidential Information to ensure that its and its Affiliates’ employees, agents, consultants and clinical investigators only make use of Confidential Information for purposes as expressly authorized and contemplated by this Agreement and do not disclose or make any unauthorized use of such Confidential Information.

9.2           Permitted Disclosures.  Notwithstanding the foregoing, the provisions of Section 9.1 hereof shall not apply to information, documents or materials that can conclusively be established:

(a)           to have become published or otherwise entered the public domain other than by acts of the recipient in contravention of this Agreement;

(b)           are permitted to be disclosed by prior consent of the discloser;

(c)           have become known to the recipient by a Third Party, provided such Confidential Information was not obtained by such Third Party directly or indirectly from the discloser on a confidential basis;

(d)           prior to disclosure under the Agreement, was already in the possession of the recipient or its Affiliates or Sublicensees;

(e)           is disclosed in a press release agreed to by both Parties hereto, which agreement shall not be unreasonably withheld; and

(f)            are required to be disclosed by the recipient to comply with any applicable law, regulation or court order, or are reasonably necessary to obtain Patents, copyrights or authorizations to conduct clinical trials with, and to commercially market Product(s), provided that the recipient shall provide prior notice of such disclosure to the discloser and take reasonable and lawful actions to avoid or minimize the degree of disclosure.

9.3           Terms of the Agreement.  GCOR and SGI shall not disclose any terms or conditions of this Agreement to any Third-Party without the prior consent of the other Party, except as required by applicable laws, the Securities and Exchange Commission (“SEC”) or any listing agency on which a Party’s stock is traded, regulations or a court order (and in any such case the Recipient shall provide notice to the Discloser and take reasonable and lawful actions to avoid or minimize the degree of such disclosures).

9.4           Press Releases and Other Disclosures to Third-Parties.  The Parties shall mutually agree upon press releases to be released announcing the execution of this Agreement and the existence of the Collaboration.  For any subsequent press releases or disclosures relating to the Collaboration, each Party shall promptly review and comment or approve any press release proposed by the other Party.  Failure to respond or approve within [***] of receipt of a proposed press release shall be deemed acceptance.  Neither SGI nor GCOR will, without the prior consent of the other, issue any other press release or make any other public announcement or furnish any statement to any Person concerning the terms of this Agreement and the transactions contemplated thereby, except for: (i) disclosures made in compliance with Sections 9.2 and 9.3 hereof; (ii) disclosures to attorneys, consultants, and accountants retained to represent them in connection with the transactions contemplated hereby; and (iii) occasional, brief comments by the respective officers of GCOR and SGI consistent with such guidelines for public statements as may be mutually agreed by GCOR and SGI made in connection with routine interviews with analysts or members of the financial press.

9.5           Publications Regarding Results of the Collaboration.  Neither Party may publish, present or announce results of the Collaboration either orally or in writing (the “Publication”) without obtaining the written consent of the other Party.  The other Party shall have [***] from receipt of the proposed Publication to provide comments and/or proposed changes to the disclosing Party.  The disclosing Party shall take into account the comments and/or proposed changes made by the other Party on any Publication and shall agree to have employees or others acting on behalf of the other Party be mentioned as co-authors on any Publication describing results to which such persons have contributed.  If the other Party reasonably determines the Publication would amount to the public disclosure of such Party’s Confidential Information and/or of a patentable invention upon which a patent application should be filed prior to any such disclosure, submission of the concerned Publication to Third-Parties shall be delayed for a [***] period from the date of said notice, or for such longer period which may appear necessary for appropriately deleting Confidential Information from the proposed Publication and/or drafting and filing a patent application covering such invention.

ARTICLE 10 — COMMERCIALIZATION OF COLLABORATION PRODUCTS

10.1         Commercialization Efforts.  Subject to Section 3.3, the Parties each agree to use Commercially Reasonable Efforts to collaborate diligently on the commercialization of

Collaboration Products, including without limitation regulatory, marketing, sales, distribution efforts.  The Parties shall be guided by a standard of reasonable in economic terms and of fairness to each of the Parties, striving to balance as best they can the legitimate interests and concerns of the Parties to realize the economic potential of Collaboration Products.

10.2         Product Trademarks.  All Collaboration Products shall be sold under Product Trademarks selected by the Steering Committee and owned jointly by the Parties. The Steering Committee shall use its best efforts to select worldwide Product Trademarks. Such Product Trademarks shall not be confusingly similar to, misleading or deceptive with respect to, or dilute any of the Trademarks owned or Controlled by either of the Parties, or any part of such Trademarks.  Absent agreement to the contrary, no Party or any of its Affiliates or Sublicensees shall commercialize a Collaboration Product under any Trademark other than the Product Trademarks.

ARTICLE 11 — INTELLECTUAL PROPERTY

11.1         Intellectual Property Ownership.  SGI shall retain all its right, title and interest in all SGI Technology and GCOR shall retain all its right, title and interest in all GCOR Technology.  All Joint Know-How shall be [***] owned by SGI and GCOR, and [***] Party shall retain [***] in any Joint Patents resulting therefrom, with [***] rights in any field and subject to the licenses granted in Article 6, the right to sublicense pursuant to Sections 6.4 and 15.6.3(c).  The laws of the United States with respect to joint ownership of inventions shall apply in all jurisdictions giving force and effect to this Agreement.

11.2         Ownership of Product Trademarks.  The Parties shall each own [***] in each Product Trademark with respect to a Collaboration Product.  In the event that a Party [***] with respect to a Collaboration Product, it shall, without any additional consideration, assign all of its right, title and interest in and to any Product Trademark with respect to such [***] Product to the [***] Party; provided, however, that each Party shall retain all of its right, title and interest in and to any Product Trademarks with respect to [***] Products.

11.3         Ownership of Regulatory Documentation.  The Parties shall [***] own all Regulatory Approvals with respect to a Collaboration Product.  Each Party shall, to the extent permitted by law, have [***] in all other Regulatory Documentation; provided, however, that if certain Regulatory Documentation must be held in the name of one Party only, then SGI shall hold title for Regulatory Documentation for SGN-17/19 and variants and GCOR shall hold title to Regulatory Documentation for any TEPT Product.  Each [***] Party shall have the right to own all right, title and interest in and to all Regulatory Approvals with respect to its [***] Products.  In the event that a Party [***] with respect to a Collaboration Product in a Development Program, it shall assign all of its right, title and interest in and to all Regulatory Documentation with respect to such [***] Product, including any Regulatory Approvals and applications therefore, to the [***] Party (or its designee); provided, however, that each Party shall retain any of its right, title and interest in and to any Regulatory Documentation with respect to a [***] Product.  Notwithstanding the ownership of any Regulatory Approval or any other Regulatory Documentation, each Party shall have the right to use and reference any of the

Regulatory Documentation in connection with the Exploitation of Collaboration Products as provided in this Agreement.

ARTICLE 12 — PROSECUTION OF PATENTS AND TRADEMARKS

12.1         SGI Patents.  As between the Parties, SGI shall have the sole right, at its cost and expense, to obtain, prosecute and maintain throughout the world the SGI Patents.

12.2         GCOR Patents.  As between the Parties, GCOR shall have the sole right, at its cost and expense, to obtain, prosecute and maintain throughout the world the GCOR Patents.

12.3         Joint Patents.  The Steering Committee shall make a recommendation to the Parties regarding which Party is best situated to file, prosecute and maintain Joint Patents.  The Parties shall, and shall cause their respective Affiliates and Sublicensees, as applicable, to, cooperate with one another with respect to the filing, prosecution and maintenance of all Joint Patents, including selecting outside counsel, reasonably acceptable to the Parties, to handle such filing, prosecution and maintenance.  The Steering Committee shall provide each Party with (i) drafts of any new application for a Joint Patent prior to filing that application, allowing adequate time for review and comment by the Parties if possible; provided, however, the Steering Committee shall not be obligated to delay the filing of any application; and (ii) copies of all correspondence from any and all Patent offices concerning Joint Patent applications and an opportunity to comment on any proposed responses, amendments and submissions of any kind to be made to any and all such Patent offices.  The Parties shall share equally in the expenses associated with the filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of all Joint Patents.

12.4         Product Trademarks.  The Steering Committee, with respect to a Product, shall supervise and direct the filing, prosecution and maintenance of the registrations of the Product Trademarks for such Product.  The Steering Committee shall provide each Party with (i) drafts of any new application to register a Product Trademark prior to filing that application, allowing adequate time for review and comment by the Parties if possible; provided, however, the Steering Committee shall not be obligated to delay the filing of any application; and (ii) copies of all correspondence from any and all Trademark offices concerning Product Trademark registrations and an opportunity to comment on any proposed responses, voluntary amendments and submissions of any kind to be made to any and all such Trademark offices.  The Parties shall share equally in the expenses associated with the filing, prosecution and maintenance of such Product Trademark registrations.

12.5         Cooperation.  Each Party shall, and shall cause its Affiliates and Sublicensees, as applicable, to, cooperate fully in the preparation, filing, prosecution, and maintenance of Joint Patents, SGI Patents, GCOR Patents and Product Trademarks.  Such cooperation includes (a) promptly executing all papers and instruments and requiring employees to execute such papers and instruments as reasonable and appropriate so as to enable such other Party or the Steering Committee, as applicable, to file, prosecute, and maintain Joint Patents, SGI Patents or GCOR Patents, as the case may be, in any country; and (b) promptly informing such other Party of matters that may affect the preparation, filing, prosecution, or maintenance of any such Patents.

12.6         Patent Filings.  SGI covenants not to, and to cause its Affiliates and Sublicensees, as applicable, not to, file any patent application disclosing or claiming any GCOR Technology or the Exploitation thereof, without GCOR’s prior written consent.  GCOR covenants not to, and to cause its Affiliates and Sublicensees, as applicable, not to, file any patent application disclosing or claiming any SGI Technology or the Exploitation thereof, without SGI’s prior written consent.

12.7         Election not to Prosecute.  If a Party elects not (a) to pursue the filing, prosecution or maintenance of a Joint Patent in a particular country, (b) to pursue the registration, prosecution or maintenance of a Product Trademark in a particular country, or (c) to take any other action with respect to Joint Technology or a Product Trademark in a particular country that is necessary or reasonably useful to establish or preserve rights thereto, then in each such case such Party shall so notify the other Party promptly in writing and in good time to enable such other Party to meet any deadlines by which an action must be taken to establish or preserve any such rights in such Joint Technology or Product Trademark, as applicable, in such country.  Upon receipt of each such notice by such other Party or if, at any time, such Party fails to initiate any such action within [***] after a request by such other Party that it do so (and thereafter diligently pursue such action), such other Party shall have the right, but not the obligation, to pursue the filing or registration, or support the continued prosecution or maintenance, of such Patent or Product Trademark, as applicable, at its expense in such country.  If such other Party elects to pursue such filing or registration, as the case may be, or continue such support, then such other Party shall notify such Party of such election and such Party shall, and shall cause its Affiliates and Sublicensees, as applicable, to, (x) reasonably cooperate with such other Party in this regard, and (y) promptly release or assign to such other Party, without compensation, all right, title and interest in and to such Patent or Product Trademark, as applicable, in such country.

ARTICLE 13 — ENFORCEMENT OF PATENTS AND TRADEMARKS

13.1         Rights and Procedures.  If SGI or GCOR determines that any Technology or Product Trademark is being infringed by a Third Party’s activities and that such infringement could affect the exercise by the Parties of their respective rights and obligations under this Agreement, it shall promptly notify the other Party in writing and provide such other Party with any evidence of such infringement that is reasonably available.

13.1.1      Joint Technology and Product Trademarks.  With respect to Joint Technology and Product Trademarks, the Steering Committee, upon approval of the Parties, shall have the first right to remove such infringement using commercially appropriate steps, including the filing of an infringement suit or taking other similar action.  Each Party shall be responsible for half of the reasonable and verifiable costs and expenses incurred in connection with such action.  In the event the Steering Committee fails to take commercially appropriate steps to remove any infringement of any such Joint Technology or Product Trademark within [***] following notice of such infringement, or earlier notifies the Parties in writing of its intent not to take such steps, either Party shall have the right to do so at its expense; provided, however, that if the Steering Committee has commenced negotiations with an alleged infringer for discontinuance of such infringement within such [***] period, the Steering Committee shall have an additional

[***] to conclude its negotiations before a Party unilaterally may bring suit for such infringement.

13.1.2      SGI Technology and GCOR Technology.  With respect to SGI Technology or GCOR Technology, the owner of such Technology shall have the sole right, but not the obligation, to remove such infringement; provided, however, that the other Party shall reimburse the owner of such Technology for [***] of the reasonable out-of-pocket costs incurred by such owner with respect to the removal of any such infringement with respect to any Collaboration Product.

13.2         Cooperation.  The Party not enforcing the applicable Technology or Product Trademark shall provide reasonable assistance to the other Party, including providing access to relevant documents and other evidence, making its employees available at reasonable business hours, and joining the action to the extent necessary to allow the enforcing Party to maintain the action.

13.3         Recovery.  Any amounts recovered by a Party pursuant to Section 14.1, whether by settlement or judgment, shall be used to reimburse the Parties for their reasonable costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses), with any remainder being retained by the Party that has exercised its right to bring the enforcement action; provided, however, that to the extent that any award is attributable to loss of sales of a Collaboration Product, the Parties shall negotiate in good faith an appropriate allocation of such award to reflect the economic interests of the Parties under this Agreement with respect to such Collaboration Product.

13.4         Potential Third Party Rights.

13.4.1      Third Party Licenses.  If (a) in the Collective Opinion of Counsel, a Party, or any of its Affiliates or Sublicensees, cannot Exploit a Collaboration Product in a country without infringing one or more Patents that have issued to a Third Party in such country, or (b) one or both of the Parties identify Third Party Patents or technology that may be beneficial to the Collaboration and/or the Exploitation of Collaboration Products and the Steering Committee agrees that one or both Parties should pursue a license to such Third Party Patents or technology, or (c) as a result of any claim made against a Party, or any of its Affiliates or Sublicensees, alleging that the Exploitation of a Collaboration Product infringes or misappropriates any Patent or any other intellectual property right of a Third Party in a country, a judgment is entered by a court of competent jurisdiction from which no appeal is taken within the time permitted for appeal, such that a Party cannot Exploit such Collaboration Product in such country without infringing the Patent or other proprietary rights of such Third Party, then, in any case, the Parties shall use Commercially Reasonable Efforts to obtain a license in the names of the Parties from such Third Party as necessary for the Exploitation of any Collaboration Products hereunder in such country; provided, however, that SGI shall have the sole right to seek any such license with respect to Exploitation of SGI Technology, and shall use Commercially Reasonable Efforts to obtain such a license in its own name from such Third Party in such country, under which SGI shall, to the extent permissible under such license, grant a sublicense to GCOR as necessary for GCOR, and any of its Affiliates and Sublicensees, to Exploit the Collaboration Products as

provided hereunder in such country; and provided further that GCOR shall have the sole right to seek any such license with respect to Exploitation of GCOR Technology, and shall use Commercially Reasonable Efforts to obtain such a license in its own name from such Third Party in such country, under which GCOR shall, to the extent permissible under such license, grant a sublicense to SGI as necessary for SGI, and any of its Affiliates and Sublicensees, to Exploit the Collaboration Products as provided hereunder in such country.  The Parties shall [***] bear [***] of any royalty or other obligations under such licenses to the extent related to the Exploitation of Collaboration Products.  Any royalty or other obligation relating to either SGI’s or GCOR’s use of the licensed technology for purposes other than the Exploitation of Collaboration Products shall be borne by the respective party using the licensed technology.  “Collective Opinion of Counsel” means the final joint opinion of patent counsel designated by SGI and patent counsel designated by GCOR, after review of all data and information reasonably available at the time such opinion is rendered.  If patent counsel for the Parties cannot agree on a final joint opinion within [***] after submission of the matter to such counsel, the patent counsel of the Parties shall agree on a third patent counsel who shall offer an independent opinion on the subject matter, which independent opinion shall be deemed the Collective Opinion of Counsel.

13.4.2      Third Party Litigation.  In the event that a Third Party institutes a Patent, Trademark or other infringement suit against either Party during the Term, alleging that the Exploitation of the Collaboration Products or any other activities hereunder, infringes one or more Patent, Trademark or other intellectual property rights held by such Third Party (an “Infringement Suit”), the Parties shall cooperate with one another in defending such suit.   The Parties shall jointly direct and control any Infringement Suit with respect to Collaboration Products.  The Parties shall [***] bear [***] of any costs and expenses of such defense.

13.4.3      Retained Rights.  Nothing in this Section 13.4 shall prevent either Party, at its own expense, from obtaining any license or other rights from Third Parties it deems appropriate in order to permit the full and unhindered exercise of its rights under this Agreement.

13.5         [***] Patent Rights.  Notwithstanding anything to the contrary in this Agreement, with respect to any SGI Patents that are subject to the [***], the rights and obligations of the Parties under this Article 13 shall be subject to [***]’s rights to participate in and control prosecution, maintenance and enforcement of such SGI Patents in accordance with the terms and conditions of the [***].

ARTICLE 14 — REPRESENTATIONS AND WARRANTIES

14.1.        Representations, Warranties and Covenants.  Each of the Parties hereby represents, warrants and covenants as follows:

(a)           This Agreement has been duly executed and delivered by such Party and constitutes the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by general equitable principals.  The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such Party, its officers and directors.

(b)           The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

(c)           SGI represents and warrants that it has not, and during the Term of the Agreement will not, grant any right to any Third Party relating to the SGI Technology that would conflict with the rights granted to GCOR hereunder.  SGI represents and warrants that it has the right to grant the licenses (including the sublicense under the SGI [***] Patents and SGI ADEPT Know-How) granted herein and that, [***], SGI has no knowledge of any rights of any Third Parties that would interfere with the rights granted to GCOR hereunder or otherwise interfere with the Parties Exploitation of ADEPT-based Collaboration Products and SGN-17/19.  SGI represents and warrants that it has disclosed to GCOR all financial obligations existing as of the Effective Date for the Exploitation of ADEPT and SGN-17/19.

(d)           GCOR represents and warrants that it has not, and during the Term of the Agreement will not, grant any right to any Third Party relating to the GCOR Technology that would conflict with the rights granted to SGI hereunder.  GCOR represents and warrants that it has the right to grant the licenses granted herein and that it has no knowledge of any rights of any Third Parties that would interfere with the practice of the GCOR Patents or other GCOR Technology.

(e)           SGI will use diligent efforts to obtain and disclose to GCOR information relating to the rights, if any, [***] to the SGI Technology licensed under the [***] as soon as practicable after the Effective Date.

14.2.        Performance by Affiliates.  The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates, provided, however, that each Party shall remain responsible and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

ARTICLE 15 — TERM AND TERMINATION

15.1         Term.  The term of this Agreement shall commence upon the Effective Date and shall continue in effect until the [***] anniversary of the Effective Date (the “Initial Term”), unless terminated at an earlier date in accordance with the terms and conditions set forth in this Article 15.  The Initial Term shall automatically be extended for additional consecutive [***] terms (each, a “Renewal Term”) unless either Party delivers written notice of termination to the other Party more than [***] prior to the expiration of the Initial Term or any Renewal Term.

15.2         Termination of Agreement for Material Breach.  Failure by a Party to comply with any of its material obligations contained herein shall entitle the Party not in default to give to the Party in default notice specifying the nature of the default, requiring the defaulting Party to make good or otherwise cure such default, and stating its intention to terminate if such default is not cured.  If such default is not cured within [***] after the receipt of such notice (or, if such default cannot be cured within such [***] period, if the Party in default does not commence actions to cure such default within such period and thereafter diligently continue such actions or if such default is not otherwise cured within [***] after the receipt of such notice), the Party not in default shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement in its entirety.

15.3         Termination of Rights with Respect to Products Upon Material Breach.  Failure by a Party to comply with any of its material obligations contained herein with respect to a Collaboration Product shall entitle the Party not in default to give to the Party in default notice specifying the nature of the default, requiring the defaulting Party to make good or otherwise cure such default, and stating its intention to [***] pursuant to Sections 7.1 and 7.2 if such default is not cured.  If such default is not cured within [***] after the receipt of such notice (or, if such default cannot be cured within such [***] period, if the Party in default does not commence actions to cure such default within such period and thereafter diligently continue such actions or if such default is not otherwise cured within [***] after the receipt of such notice), the Party not in default shall be entitled, on written notice to the other Party, to [***] pursuant to Sections 7.1 and 7.2, whereupon the defaulting Party shall be deemed the [***] Party with respect to such [***] Product for all purposes hereunder and the notice provided under this provision shall be deemed equivalent to an [***] notice as provided in Sections 7.1 and 7.2.

15.4         Termination Upon Insolvency.  Either Party may terminate this Agreement if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, or if such other Party proposes a written agreement of composition or extension of its debts, or if such other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within [***] after the filing thereof, or if such other Party shall propose or be a party to any dissolution or liquidation, or if such other Party shall make an assignment for the benefit of its creditors.

15.5         Rights in Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement by either Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code.  The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code.  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the United States Bankruptcy Code, the Party hereto that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

15.6         Consequences of Expiration or Termination.

15.6.1      Termination of the Research Program.  Upon expiration or termination of the Agreement, the Parties shall discontinue the Research Program with respect to all Products that [***].  The Steering Committee shall determine whether to jointly continue development and commercialization activities with respect to each Collaboration Product that [***].

15.6.2      Return of Information and Materials.  Upon expiration or termination of the Agreement, each Party, at the request of the other Party, shall return or destroy all data, files, records and other materials in its possession or control relating to such other Party’s Technology, or containing or comprising such other Party’s Information and Inventions or other Confidential Information (excluding one copy of which may be retained solely for archival purposes), except to the extent that the returning Party retains rights hereunder with respect to further development of [***] Products or Products pursuant to this Section 15.6.

15.6.3                  Further Development and Commercialization.

(a)           [***] Products by SGI.  Notwithstanding Section 15.6.1, SGI shall have the right but not the obligation to [***] of any [***] or [***] after the termination or expiration of the Agreement (collectively “[***]”) subject to: (i) the obligation to [***] for the [***] set forth in Section 15.6.3(c)(i); (ii) the obligation to [***] using the [***] or [***] under Section 15.6.3(c)(i) [***] by SGI or its Affiliates or Sublicensees; (iii) the obligation to [***] upon the [***] for each [***] using the [***] or [***] under Section 15.6.3(c)(i), by SGI, or its Affiliates or Sublicensees; (iv) the obligation to [***] upon the [***] each [***] using the [***] or [***] under Section 15.6.3(c)(i), by SGI or its Affiliates or Sublicensees; (v) the obligation to [***] upon the [***] each [***] using the [***] or [***] under Section 15.6.3(c)(i), by SGI or its Affiliates or Sublicensees; (vi) the obligation to [***] upon the [***] for each [***] using the [***] or [***] under Section 15.6.3(c)(i), by SGI, its Affiliate or Sublicensee; and (vii) the [***] set forth in Section 15.6.3(d).

(b)           [***] Products by GCOR.  Notwithstanding Section 15.6.1, GCOR shall have the right but not the obligation to [***] of any [***] or [***] after the termination or expiration of the Agreement (collectively “[***]”) subject to: (i) the obligation to [***] for the [***] set forth in Section 15.6.3(c)(ii); (ii) the obligation to [***] using the [***] under Section 15.6.3(c)(ii) [***] by GCOR or its Affiliates or Sublicensees; provided that in the event GCOR or its Affiliates or Sublicensees do not [***] pursuant to this Section 15.6.3(b)(ii) but SGI [***] under the [***], then GCOR or its Affiliates or Sublicensees shall [***]; (iii) the obligation to [***] upon the [***] for each [***] using the [***] or [***] under Section 15.6.3(c)(ii), by GCOR or its Affiliates or Sublicensees; (iv) the obligation to [***] upon the [***] each [***] using the [***] or [***] under Section 15.6.3(d)(ii), by SGI or its Affiliates or Sublicensees; (v)

the obligation to [***] upon the [***] each [***] using the [***] or [***] under Section 15.6.3(c)(ii), by SGI or its Affiliates or Sublicensees; (vi) the obligation to [***] upon the [***] for each [***] using the [***] or [***] under Section 15.6.3(c)(ii), by GCOR or its Affiliates or Sublicensees; and (vii) the [***] set forth in Section 15.6.3(d).

(c)           Post-Termination [***].

(i)            To SGI.  If, within [***] after termination or expiration of this Agreement, [***] specified in Section 15.6.3(a)(i), GCOR shall [***].

(ii)           To GCOR.  If, within [***] after termination or expiration of this Agreement, [***] specified in Section 15.6.3(b)(i), SGI shall [***]; except to the extent such [***] incorporates or uses technology covered by the [***] or any [***] necessary to [***], in which case this [***].

(iii)          Each Party agrees to provide the other Party a fully executed copy of any sublicense agreement or amendment thereof entered into pursuant to this Section 15.6.3(c) (either of which may be redacted to remove confidential information) within [***] of execution of such agreement or amendment.

(d)           [***] Products and [***].  If the Parties [***] after expiration or termination of the Agreement, either Party or the Parties jointly upon decision of the Steering Committee may [***]; provided, however, that if one Party [***] of research on a [***], the [***] Party shall [***] the [***] Party a [***] to [***].  Prior to the equivalent of a [***] by the [***] Party, the [***] Party shall give the [***] Party written notice of the [***] Party’s intention to [***] the equivalent of a [***] for each [***].  Notice shall include [***] and such other information as is reasonably necessary for the [***] Party to make an informed decision on whether to [***]. The [***] Party shall have [***] from receipt of such notice to inform the [***] Party that it wishes to [***] to [***] for such [***], subject to the terms of this Agreement relating to [***] in a [***], including [***].  “[***]” shall mean all [***] of a [***] that [***] to the same [***] as a [***] already in a [***].

15.6.4      Accrued Rights; Surviving Obligations.  Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration.  Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

15.6.5      Survival.  Articles 5, 7, 9, 11, 12, 13, 16, 17, 18, 19, 20, 21 and 22, and Sections 4.3, 4.4.2, 4.5, 6.3, 6.4, 6.6, 6.7, 8.3 and 15.7, of this Agreement and this Section 15.6 shall survive expiration or termination of this Agreement for any reason.

15.7         Termination of [***].  All rights and obligations under the [***] or [***], as the case may be, sublicensed under this Agreement shall terminate upon [***] prior written notice by [***] if [***] breaches any material provision of the [***] or the [***], as the case may be, and fails to cure such breach within [***] after notice thereof; provided, however such cure period may be extended by consent of the Parties.  All rights and obligations under the [***] shall automatically terminate if [***] fails to maintain the insurance required under the [***].  All rights and obligations under the [***] or [***], as the case may be, sublicensed under this Agreement shall terminate upon termination of the [***] or [***], as the case may be.

ARTICLE 16 — INDEMNIFICATION AND INSURANCE

16.1         Indemnification by SGI.  SGI shall indemnify GCOR and its Affiliates, directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) in connection with any and all liability suits, investigations, claims or demands (collectively, “Losses”) arising from or occurring as a result of or in connection with (a) any breach by SGI of any representation or warranty pursuant to Section 14.1, or (b) the gross negligence or willful misconduct on the part of SGI or its Affiliates or Sublicensees in performing any activity contemplated by this Agreement, except for those Losses for which GCOR has an obligation to indemnify SGI pursuant to Section 16.2, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

16.2         Indemnification by GCOR.  GCOR shall indemnify SGI, its Affiliates and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all Losses arising from or occurring as a result of or in connection with (a) any breach by GCOR of any representation or warranty pursuant to Section 14.1, or (b) the gross negligence or willful misconduct on the part of GCOR or its Affiliates or Sublicensees in performing any activity contemplated by this Agreement, except for those Losses for which SGI has an obligation to indemnify GCOR and its Affiliates pursuant to Section 16.1, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

16.3         Indemnification Procedure.

16.3.1      Notice of Claim.  The indemnified Party shall give the indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such indemnified Party intends to base a request for indemnification under Section 16.1 or 16.2, but in no event shall the indemnifying Party be liable for any Losses that result from any unreasonable delay in providing such notice.  Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time).  The indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses.  All indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents (collectively, the “Indemnitees” and each an “Indemnitee”) shall be made solely by such Party to this Agreement (the “Indemnified Party”).

16.3.2      Third Party Claims.  The obligations of an indemnifying Party under this Article 16 with respect to Losses arising from claims of any Third Party that are subject to indemnification as provided for in Section 16.1 or 16.2 (a “Third Party Claim”) shall be governed by and be contingent upon the following additional terms and conditions:

(a)           Control of Defense.  At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the indemnifying Party’s receipt of an Indemnification Claim Notice.  The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify any Indemnitee in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against any Indemnitee’s claim for indemnification.  Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party subject to approval of the indemnified Party.  In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim.  Should the indemnifying Party assume the defense of a Third Party Claim, the indemnifying Party shall not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim.

(b)         Right to Participate in Defense.  Without limiting Section 16.3.2(a), any Indemnitee shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnitee’s own expense unless (i) the employment thereof has been specifically authorized by the indemnifying Party in writing, or (ii) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 16.3.2(a) (in which case the Indemnified Party shall control the defense).

(c)         Settlement.  With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee’s becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate.  With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 16.3.2(a), the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed).  The indemnifying Party shall not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of the indemnifying Party.  Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the indemnifying Party.

(d)           Cooperation.  Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each Indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.  Such cooperation shall include access during normal business hours afforded to the indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

(e)           Expenses.  Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a [***] basis within [***] of invoice, by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

ARTICLE 17 — FORCE MAJEURE

No Party (or any of its Affiliates) shall be held liable or responsible to the other Party (or any of its Affiliates) nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party (or any of its Affiliates) including fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, acts of God or acts, acts of terrorism, earthquake, failure of utilities or omissions or delays in acting by any governmental authority (collectively, “Events of Force Majeure”); provided, however, that the affected Party shall exert all reasonable efforts to eliminate, cure or overcome any such Event of Force Majeure and to resume performance of its covenants with all possible speed.  Notwithstanding the foregoing, to the extent that an Event of Force Majeure continues for a period in excess of [***], the affected Party shall promptly notify in writing the other Party of such Event of Force Majeure and within [***] of the other Party’s receipt of such notice, the Parties agree to negotiate in good faith either (i) to resolve the Event of Force Majeure, if possible, (ii) to extend by mutual agreement the time period to resolve, eliminate, cure or overcome such Event of Force Majeure, (iii) to amend this Agreement to the extent reasonably possible, or (iv) to terminate this Agreement.

ARTICLE 18 — ASSIGNMENT

This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred to any Third-Party by either Party without the consent of the other Party, such consent not to be unreasonably withheld; provided, however, that either Party may, without such consent but with notification, assign this Agreement and its rights and obligations hereunder to any of its Affiliates or in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation.  Any permitted assignee shall assume all rights and obligations of its assignor under this Agreement.

ARTICLE 19 — SEVERABILITY

Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries.  Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such provisions.

In case such provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

ARTICLE 20 — INSURANCE

During the term of this Agreement and thereafter for the period of time required below, each Party shall maintain an ongoing basis [***] in the minimum amount of [***] per occurrence and [***] annual aggregate combined single limit for bodily injury and property damage liability; and commencing not later than [***] and thereafter for the period of time required below, each Party shall obtain and maintain on an ongoing basis [***] (including [***] under this Agreement) in the amount of at least [***] per occurrence and annual aggregate combined single limit for [***].  All of such insurance coverage shall be maintained with an insurance company or companies having an [***] and an aggregate deductible not to exceed [***] per occurrence.

Not later than [***] with respect to the [***] coverage, and not later than [***] prior to the [***] with respect to the [***], each Party shall provide to the other a certificate(s) evidencing all such required coverage hereunder.  Thereafter each Party shall maintain such insurance coverage without interruption during the term of this Agreement and for a period of at least [***] after the expiration or termination of the term and shall provide certificates evidencing such insurance coverage without interruption on an [***] basis (by no later than the [***] for such coverage) during the period of time for which such coverage must be maintained.

Each Party’s insurance shall [***] and shall state that [***] of any cancellation or material change in the insurance policy.  The Parties expressly acknowledge that this Article 20 is based on the obligations of [***] and its sublicensees under the [***].  In the event the [***] is terminated or is otherwise irrelevant to the Exploitation of Products pursuant to this Agreement, the Parties will discuss and agree on an appropriate level of insurance coverage and term of such coverage to be obtained and maintained by each of the Parties.

ARTICLE 21 - DISCLAIMER OF WARRANTIES

EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN ARTICLE 14, THE PARTIES MAKE NO REPRESENTATIONS AND GRANT NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND THE PARTIES EACH SPECIFICALLY DISCLAIM ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 22 - MISCELLANEOUS

22.1.        Notices.  Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, first class air mail or courier), first class air mail or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the address or in accordance with this Section 22.1 and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

If to SGI:

Seattle Genetics, Inc.

21823 30th Drive S.E.

Bothell, WA 98021

Attention:  Chief Executive Officer

With copy to:

Venture Law Group

4750 Carillon Point

Kirkland, WA  98033

Attention: Sonya F. Erickson

If to GCOR:

Genencor International, Inc.

925 Page Mill Road

Palo Alto, CA 94304-1013

Attention:  Chief Business Officer, Health Care

With copy to:

Genencor International, Inc.

925 Page Mill Road

Palo Alto, CA 94304-1013

Attention:  General Counsel

22.2.        Applicable Law.  The Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof.

22.3.        Dispute Resolution.  The Parties agree that if any dispute or disagreement arises between GCOR on the one hand and SGI on the other in respect of this Agreement, they shall follow the following procedure in an attempt to resolve the dispute or disagreement.

(a)           The Party claiming that such a dispute exists shall give notice in writing (“Notice of Dispute”) to the other Party of the nature of the dispute;

(b)           Within [***] of receipt of a Notice of Dispute, a nominee or nominees of GCOR and a nominee or nominees of SGI shall meet in person and exchange written summaries reflecting, in reasonable detail, the nature and extent of the dispute, and at this meeting they shall use their reasonable endeavors to resolve the dispute;

(c)           If, within a further period of [***], the dispute has not been resolved, the President of SGI and the Chief Business Officer, Health Care of GCOR shall meet at a mutually agreed upon time and location for the purpose of resolving such dispute;

(d)           If, within a further period of [***], the dispute has not been resolved or if, for any reason, the required meeting has not been held, then (i) if the dispute relates to a Development Decision, the compound will default to “no go” for any further joint development, subject to Sections 7.4 and 15.6.3; or (b) if the dispute does not relate to a Development Decision, the dispute shall be resolved pursuant to paragraph (e) of this Section 22.3.

(e)           The Parties agree that they will mediate such dispute before taking any adversarial action such as litigation.  The mediation shall take place in [***] and be conducted by an experienced mediator mutually selected by the Parties or, if the Parties cannot agree on a mediator, shall be asked to propose a list of five qualified people which each Party shall rank in order of preference, the person with the highest total ranking being chosen.  The mediation shall proceed through at least one joint mediation session or its equivalent to determine whether the Parties are capable of reaching a mediated agreement.  If the mediator is satisfied that the Parties are working to an agreement, the Parties agree to continue the mediation process until an agreement is reached or the mediator is satisfied that the Parties are not progressing in the mediation process.  Upon the conclusion of the mediation process the parties shall be free to proceed with litigation according to the terms of this agreement.

(f)            In the event of a dispute regarding any payments owing under this Agreement, all undisputed amounts shall be paid promptly when due and the balance, if any, promptly after resolution of the dispute.

22.4.        Entire Agreement.  This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof.  All express or implied agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement.  This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

22.5.        Independent Contractors.  SGI and GCOR each acknowledge that they shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency.  Neither SGI nor GCOR shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of the other Party to do so.

22.6.        Affiliates.  Each Party shall cause its respective Affiliates to comply fully with the provisions of this Agreement to the extent such provisions specifically relate to, or are intended to specifically relate to, such Affiliates, as though such Affiliates were expressly named as joint obligors hereunder.

22.7.        Waiver.  The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

22.8.        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

SEATTLE GENETICS, INC.

By:	/s/ Clay B. Siegall

Name:	Clay B. Siegall

Title:	President & CSO

GENENCOR INTERNATIONAL, INC.

By:	/s/ Debby Jo Blank

Name:	Debby Jo Blank, M.D.

Title:	CBO/Sr. V.P. Healthcare